Exhibit 99.2

WEST PHARMACEUTICAL SERVICES, INC.

Appoints New Chief Financial Officer

LIONVILLE, PA., August 18, 2003 — West Pharmaceutical Services, Inc. (NYSE: WST) today announced the appointment of William J. Federici, 44, as the Company’s Vice President and Chief Financial Officer, effective immediately.

Mr. Federici will have responsibility for the Company’s corporate finance and accounting functions. Mr. Federici joins West with more than twenty years of experience in public accounting for the pharmaceutical industry. Most recently, Mr. Federici served as practice leader for the pharmaceuticals industry in the Americas and engagement partner for several pharmaceutical companies at KPMG LLP.

Donald E. Morel, Jr., Ph.D., West’s Chairman and Chief Executive Officer commented, “In addition to broad pharmaceutical industry experience, Mr. Federici brings extensive knowledge and expertise in financial statement assurance, business risk analysis, internal controls, SEC registration and reporting and acquisitions and divestitures. His background and financial and industry expertise make Mr. Federici a strong addition to our management team and he will play a critical role in West’s continued growth and financial performance.”

Mr. Federici holds a BA in Economics and an MBA in Professional Accounting from Rutgers University and is a Certified Public Accountant. Mr. Federici is also an Advisory Board Member of the Rutgers University School of Business, and the President of the Board of Trustees at Cancer Care of New Jersey.

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